6


                      AMERICAN SKANDIA ADVISOR FUNDS, INC.

                    Plan Pursuant to Rule 18f-3(d) Under the
                         Investment Company Act of 1940

                          Effective ____________, 1997



                  Each of the series (each a "Fund" and, together, the "Funds") of American Skandia Advisor Funds, Inc. (the "Company"), an open-end investment company, may from time to time issue one or more of the following classes of shares: Class A shares, Class B shares, Class C shares and Class X shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Company's registration statement as in effect from time to time (the "Registration Statement"). The differences in expenses among these classes of shares, and the conversion and exchange features of each class of shares, are set forth below in this plan (this "Plan"). Except as noted below, expenses are allocated among the classes of shares of each Fund based upon the net assets of each Fund attributable to shares of each class. This Plan is subject to change by action of the Board of Directors of the Company (the "Board of Directors"), to the extent permitted by law and by the Articles of Incorporation and By-laws of the Company.

CLASS A SHARES
DISTRIBUTION AND SERVICE FEES
                  The Class A shares of each Fund pay distribution and service fees pursuant to a distribution plan (the "Class A Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Investment Company Act"). Class A shares also bear any costs associated with obtaining shareholder approval of the Class A Plan (or an amendment to the Class A Plan). Pursuant to the Class A Plan, Class A shares may pay distribution and service fees at an annual rate of up to 0.5% of the applicable Fund's average net assets attributable to the Class A shares. Amounts payable under the Class A Plan are subject to such further limitations as the Board of Directors may from time to time in effect and as are set forth in the Registration Statement.

CONVERSION FEATURES
                  Class A shares of any Fund do not convert to any other class of shares.

EXCHANGE FEATURES
                  Class A shares of any Fund may be exchanged, at the holder's option beginning seven days after the purchase, for Class A shares of any other Fund that offers Class A shares without the payment of a sales charge, provided that Class A shares of such other Fund are available to residents of the relevant state and that such requirements as may be applicable to exchanges, including investment minimums for such other Fund, and are set forth in the Registration Statement are met or waived. The holding period for determining any applicable contingent deferred sales charge (a "CDSC") will include the holding period of the shares exchanged, and will be calculated using the schedule of any Fund into or from which shares have been exchanged that would result in the highest CDSC applicable to such Class A shares.

INITIAL SALES CHARGE
                  Class A shares of all Funds are offered at a public offering price that is equal to their net asset value ("NAV") with no initial sales charge to (i) investors making purchases aggregating $1 million or more, (ii) employer sponsored employee benefit plans established pursuant to Section 403(b) of the Internal Revenue Code of 1986, as amended (the "IRC"), or (iii) defined contribution plans established pursuant to Section 401(a) of the IRC.

                  For all other investors, Class A shares of the Funds designated as the High Yield Bond Fund and the Total Return Bond Fund (the "Bond Funds") are offered at a public offering price that is equal to their NAV plus a sales charge of up to 4.25 % for purchases aggregating less than $50,000; 3.75% for purchases aggregating at least $50,000 but less than $100,000; 3.25% for purchases aggregating at least $100,000 but less than $250,000; 2.25% for purchases aggregating at least $250,000 but less than $500,000; and 1.50% for purchases aggregating at least $500,000 but less than $1,000,000. Class A shares of all Funds other than the Bond Funds are offered to such investors at a public offering price that is equal to their NAV plus an initial sales charge of up to 5.00% for purchases aggregating less than $50,000; 4.25% for purchases aggregating at least $50,000 but less than $100,000; 3.25% for purchases aggregating at least $100,000 but less than $250,000; 2.25% for purchases aggregating at least $250,000 but less than $500,000; and 1.50% for purchases aggregating at least $500,000 but less than $1 million.

                  The sales charges on Class A shares in all Funds are subject to reduction or waiver as permitted by Rule 22d-1 under the Investment Company Act and as described in the Registration Statement.

CONTINGENT DEFERRED SALES CHARGE
                  Class A shares purchased without an initial sales charge are subject to a CDSC (the "Class A CDSC") of 1.0% if redeemed within twelve months of the first business day of the calendar month of their purchase. The Class A CDSC will be assessed on the lesser of (1) the NAV of the Class A shares at the time of redemption (not including Class A shares purchased by reinvestment of dividends or capital gains distributions); or (2) the amount originally invested in the Class A shares redeemed by the holder thereof.

                  The Class A CDSC is subject to reduction or waiver in certain circumstances as permitted by Rule 6c-10 under the Investment Company Act and as described in the Registration Statement.

CLASS B SHARES
DISTRIBUTION AND SERVICE FEES
                  The Class B shares of each Fund pay distribution and service fees pursuant to a distribution plan (the "Class B Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act. Class B shares also bear any costs associated with obtaining shareholder approval of the Class B Plan (or an amendment to the Class B Plan). Pursuant to the Class B Plan, Class B shares may pay distribution and service fees at an annual rate of up to 1.0% of the applicable Fund's average net assets attributable to Class B shares that have been outstanding for eight years or less. Amounts payable under the Class B Plan are subject to such further limitations as the Board of Directors may from time to time determine and as are set forth in the Registration Statement.

CONVERSION FEATURES
                  Class B shares of any Fund automatically convert to Class A shares of the same Fund eight years after the first business day of the calendar month of their purchase. Such conversion will be effected on the basis of the relative net asset values of the Class A and Class B shares on the conversion date without imposition of any sales load, fee or other charge. When Class B shares of any Fund convert to Class A shares, a portion of any other Class B shares that have been acquired by each holder through the reinvestment of dividends or capital gains ("Class B Dividend Shares") on the converted Class B shares will also convert to Class A shares of the same Fund. The portion of Class B Dividend Shares to be converted will be based upon the ratio of the Class B shares automatically converting to Class A shares to the total number of Class B shares then held by such holder.

EXCHANGE FEATURES
                  Class B shares of any Fund may be exchanged, at the holder's option beginning seven days after purchase, for Class B shares of any other Fund that offers Class B shares without the payment of a sales charge, provided that Class B shares of such other Fund are available to residents of the relevant state and that such requirements as may be applicable to exchanges, including investment minimums for such other Fund, and are set forth in the Registration Statement are met or waived. The holding period for determining any applicable CDSC will include the holding period of the shares exchanged and will be calculated using the schedule of any Fund into or from which shares have been exchanged that would result in the highest CDSC applicable to such Class B shares.

INITIAL SALES CHARGE
                  The Class B shares of each Fund are offered at a public offering price that is equal to their NAV, with no initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
                  Class B shares of any Fund that are redeemed within seven years of the first business day of the calendar month of their purchase are subject to a CDSC (the "Class B CDSC") in accordance with the following schedule: Redemption During: Class B CDSC (as % of amount subject to charge):

1st year after purchase                  6.0%
2nd year after purchase                  5.0%
3rd year after purchase                  4.0%
4th year after purchase                  3.0%
5th year after purchase                  2.0%
6th year after purchase                  2.0%
7th year after purchase                  1.0%
8th year after purchase                  None

                  The Class B CDSC will be assessed on the lesser of (i) the NAV of the Class B shares at the time of redemption (not including Class B shares purchased by reinvestment of dividends of capital gains distributions), or (ii) the amount originally invested in the Class B shares redeemed by the holder thereof.

                  The Class B CDSC is subject to reduction or waiver in certain circumstances as permitted by Rule 6c-10 under the Investment Company Act and as described in the Registration Statement.

CLASS C SHARES
DISTRIBUTION AND SERVICE FEES
                  The Class C shares of each Fund pay distribution and service fees pursuant to a distribution plan (the "Class C Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act. Class C shares also bear any costs associated with obtaining shareholder approval of the Class C Plan (or an amendment to the Class C Plan). Pursuant to the Class C Plan, Class C may pay distribution and service fees at an annual rate of up to 1.00% of the applicable Fund's average net assets attributable to the Class C shares. Amounts payable under the Class C Plan are subject to such further limitations as the Board of Directors may from time to time determine and are set forth in the Registration Statement.

CONVERSION FEATURES
                  Class C shares of any Fund do not convert to any other class of shares.

EXCHANGE FEATURES
                  Class C shares of any Fund may be exchanged, at the holder's option beginning seven days after purchase, for Class C shares of any other Fund that offers Class C shares without the payment of a sales charge, provided that Class C shares of such other Fund are available to residents of the relevant state and that such requirements as may be applicable to exchanges, including investment minimums for such other Fund, and are set forth in the Registration Statement are met or waived. The holding period for determining any applicable CDSC will include the holding period of the shares exchanged, and will be calculated using the schedule of any Fund into or from which shares have been exchanged that would result in the highest CDSC applicable to such Class C shares.

INITIAL SALES CHARGE
                  The Class C shares of each fund are offered at a public offering price that is equal to their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
                  Class C shares of any Fund that are subject to a CDSC (the "Class C CDSC") of 1.00% if redeemed within twelve months of the first business day of the calendar month of their purchase. The Class C CDSC will be assessed on the lesser of (i) the NAV of the Class C shares at the time of redemption (not including Class C shares purchased by reinvestment of dividends or capital gains distributions) or (ii) the amount originally invested in the Class C shares redeemed by the holder thereof.

                  The Class C CDSC is subject to reduction or waiver in certain circumstances as permitted by Rule 6c-10 under the Investment Company Act and as described in the Registration Statement.

CLASS X SHARES

DISTRIBUTION AND SERVICE FEES
                  The Class X shares of each Fund pay distribution and service fees pursuant to a distribution plan (the "Class X Plan") adopted pursuant to Rule 12b-1 under the Investment Company Act. Class X shares will also bear any costs associated with obtaining approval of the Class X Plan (or an amendment to the Class X Plan). Pursuant to the Class X Plan, Class X shares may pay distribution and service fees at an annual rate of up to 1.0% of the relevant Fund's average net assets attributable to Class X shares. Amounts payable under the Class X Plan are subject to such further limitations as the Board of Directors may from time to time determine and as are set forth in the Registration Statement.

CONVERSION FEATURES
                  Class X shares of any Fund automatically convert to Class A shares of the same Fund eight years after the first business day of the calendar month of their purchase. Such conversion will be effected on the basis of the relative net asset values of the Class A and Class X shares on the conversion date without imposition of any sales load, fee or other charge. When Class X shares of any Fund convert to Class A shares, a portion of any other Class X shares that have been acquired by each holder through the reinvestment of dividends or capital gains distributions ("Class X Dividend Shares") on the converted Class X shares will also convert to Class A shares of the same Fund. The portion of Class X Dividend Shares to be converted will be based upon the ratio of the Class X shares automatically converting to Class A shares to the total number of Class X shares then held by such holder.

EXCHANGE FEATURES
                  Class X shares of any Fund may be exchanged, at the holder's option beginning seven days after purchase, for Class X shares of any other Fund that offers Class X shares without the payment of a sales charge, provided that Class X shares of such other Fund are available to residents of the relevant state and that such requirements as may be applicable to exchanges, including investment minimums for such other Fund, and are set forth in the Registration Statement are met or waived.

                  The holding period for determining any applicable CDSC will include the holding period of the shares exchanged and will be calculated using the schedule of any Fund into a form which shares have been exchanged that would result in the highest CDSC applicable to such Class X shares.


INITIAL SALES CHARGE

                  The Class X shares of each Fund are offered at a public offering price that is equal to their NAV, with no initial sales charge.

CONTINGENT DEFERRED SALES CHARGE

                  Class X shares of any Fund that are redeemed within seven years of the first business day of the calendar month of their purchase are subject to a CDSC (the "Class X CDSC") in accordance with the following schedule: Redemption During: Class X CDSC (as % of amount subject to charge):

1st year after purchase                  6.0%
2nd year after purchase                  5.0%
3rd year after purchase                  4.0%
4th year after purchase                  3.0%
5th year after purchase                  2.0%
6th year after purchase                  2.0%
7th year after purchase                  1.0%
8th year after purchase                  None

                  The Class X CDSC will be assessed on the lesser of (i) the NAV of the Class X shares at the time of redemption (not including any Class X shares received by the holder of the Class X shares redeemed as part of a bonus share program described in the Registration Statement or any Class X shares purchased by reinvestment of dividends or capital gains distributions), or (ii) the amount originally invested in the Class X shares redeemed by the holder thereof.

                  The Class X CDSC is subject to reduction or waiver in certain circumstances as permitted by Rule 6c-10 under the Investment Company Act and as described in the Registration Statement.

11860-1